As filed on June 14, 2000.                          Registration No. 333-37754

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                            ZIASUN TECHNOLOGIES, INC.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)

         NEVADA                                                84-1376402
------------------------------                              --------------------
State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

462 Stevens Avenue, Suite 106, Solana Beach, California        92075
-------------------------------------------------------     --------------------
(Address of principal executive offices)                    (Zip Code)

                             1999 Stock Option Plan
                         Amended 1999 Stock Option Plan
                         ------------------------------
                            (Full Title of the Plan)

                                Allen D. Hardman
                                President and CEO
                          462 Stevens Avenue, Suite 106
                         Solana Beach, California 92075
                     --------------------------------------
                     (Name and Address of Agent For Service)

                                 (858) 350-4060
          -----------------------------------------------------------
          (Telephone Number, Including Area Code of Agent For Service)

                          Copies of Communications to:
                          ---------------------------
                             George G. Chachas, Esq.
                                Wenthur & Chachas
                     4180 La Jolla Village Drive, Suite 500
                           La Jolla, California 92037
                                 (858) 457-3800

                         Calculation of Registration Fee

===========================================================================================================================
Title Of Securities To Be     Amount To Be           Proposed Maximum           Proposed Maximum             Amount Of
      Registered              Registered(1)       Offering Price Per Share   Aggregate Offering Price     Registration Fee
---------------------------------------------------------------------------------------------------------------------------
      Common Stock,
par value $0.001 per share    2,500,000 Shares         $6.75 (2)                $16,875,000(2)               $4,455
---------------------------------------------------------------------------------------------------------------------------

     (1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the ZiaSun Technologies, Inc., 1999 Stock Option Plan, as amended by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

     (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, (the "Securities Act"), and based on the closing price on May 23, 2000.

     This Post-Effective Amendment No. 1 is being filed in order clarify, at the request of the California Department of Corporations certain terms of the 1999 Stock Option Plan and securities issueable thereunder registered on the Registration Statement on Form S-8 filed on May 24, 2000 (Registration No.333-37754) and to include among the securities registered on the Registration State on Form S-8 (Registration No.333-37754) the securities to be issued pursuant to the Amended 1999 Stock Option plan.

     Specifically, the 1999 Stock Option Plan has been amended to:

     (i) clarify in section 1.2(b)(v), section 2.1(a)(i) and section 3.1(a) of the Plan that the fair market" as used in the Plan of the Registrant's common stock, $0.001 par value is determined based on the recent fair market price of the shares that are publicly traded;

     (ii) delete in section 1.3(a) the reference to advisors or independent contractors;

     (iii) clarify in section 2.1(d) and section 4.1(e) of the Plan that "In no event shall the right to exercise an Incentive Stock Option fall below the rate of at leasat 20% per year over five (5) years from the date the option is granted, subject to the condition of continued employment during such time; and

     (iv) clarify in section 6.9 of the Plan the limitation of number of shares issueable under the Plan.


                                    PART II.
                                    --------

               Information Required in the Registration Statement
               --------------------------------------------------

Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

     ZiaSun Technologies, Inc., (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

          (a) The Registrant's Original Registration Statement on Form S-8 (Registration No. 333-37754) filed on May 24, 2000.

          (b) The Registrant's Registration Statement on Form 10-SB September 10, 1999, Commission file No. 000-27349, filed with the Commission on September 16, 1999, and all amendments thereto.

          (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("the Exchange Act") since September 30, 1999.

          (d) The Company has one class of securities authorized, consisting of 50,000,000 shares, $0.001 par value per share of common voting stock. The holders of the Company's common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of shareholders. The shares of common stock do not carry cumulative voting rights in the election of directors. Shareholders of the Registrant have no pre-emptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption rights and carries no subscription or conversion rights. In the event of liquidation of the Registrant, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

          (e) In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

     The terms, rights and provisions applicable to the Common Stock are set forth in the Registrant's Registration Statement No. 000-27349, on Form 10-SB, as amended, which is incorporated by reference into this Registration Statement pursuant to Item 3(d).

                                     2 of 8

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     Under the Nevada Revised Statutes a corporation has the power to indemnify any person who is made a party to any civil, criminal, administrative or investigative proceeding, other than an action by or in the right of the corporation, by reason of the fact that such person was a director, officer, employee or agent of the corporation, against expenses, including reasonable attorneys' fees, judgments, fines and amounts paid in settlement of any such actions; provided, however, in any criminal proceeding, the Indemnified person shall have had no reason to believe the conduct committed was unlawful.

     The Registrant's Restated Articles of Incorporation (the "Restated Articles of Incorporation") provides that the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes (the "NRS").

     The NRS specifically provide as follows:

     Section 78.751(1) of the Nevada Revised Statutes ("NRS") authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his corporate role. Section 78.751(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

     Section 78.751(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his actions were not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

     To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.751(1) or 78.751(2), Section 78.751(3) of the NRS requires that he be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

     Section 78.751 (4) of the NRS limits  indemnification under Sections 78.751
(1) and 78.751(2) to situations in which either (1) the stockholders, (2)the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

     Pursuant to Section 78.751(5) of the NRS, the corporation may advance an officer's or director's expenses incurred in defending any action or proceeding upon receipt of an undertaking. Section 78.751(6)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(6)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

     Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his corporate role.

     Article VIII. of the Company's Bylaws restates the above-referenced indemnification provisions of the NRS. This right to indemnification continues as to persons who have ceased to be agents of the Company and inures to the benefit of such persons' heirs, executors and administrators.

     In addition, the Registrant has purchased insurance pursuant to which its directors and officers are insured against liability which they may incur in their capacity as such.

     It is the position of the Securities and Exchange Commission (the "Commission") that indemnification against liabilities for violations under the federal securities laws, rules and regulations is against public policy. See subparagraph (h) of Item 9 below.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

     None. Not applicable.

Item 8.   Exhibits.
          --------

     See Exhibit Index.

Item 9.   Undertakings.
          ------------

     The undersigned registrant hereby undertakes:

          (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, only to the extent required by the general rules and regulations of the Commission.

          (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the 1933 Act, as amended, may be permitted to directors, executive officers and controlling persons of the Registrant as outlined above or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, executive officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, executive officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-37754 On Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solana Beach, State of California on the date written below.


                                                  ZIASUN TECHNOLOGIES, INC.
                                                  A Nevada Corporation


Dated: June 7, 2000                               /S/ Allen D. Hardman
                                                  ------------------------------
                                                  By:  Allen D. Hardman
                                                  Its: President and CEO

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement No. 333-37754 On Form S-8 has been signed on the date written below by the following persons in the capacities indicated.


        Signature                     Title                              Date
        ---------                     -----                              ----

/S/ Allen D. Hardman
-------------------------                                           June 7, 2000
    Allen D. Hardman        Chief Executive Officer, President
                            and Director (Principal Executive
                            Officer)

/S/ Allen D. Hardman
-------------------------
    Allen D. Hardman        Interim Chief Financial Officer         June 7, 2000
                            (Principal Financial Officer and
                            Principal Accounting Officer)

/S/ Dennis McGrory
-------------------------
    Dennis McGrory          Secretary                               June 7, 2000


         *
-------------------------
    D. Scott Elder          Chairman of the Board of Directors      June 7, 2000


         *
-------------------------
    Ross W. Jardine         Director                                June 7, 2000


         *
-------------------------   Director                                June 7, 2000
    Hans Von Meis


* By: /S/ Allen D. Hardman
      --------------------
      Allen D. Hardman
      As Attorney-in-Fact

                                  EXHIBIT INDEX
                                  -------------

     Exhibit                    Description
     -------                    -----------

     4.1 Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1(e) to the Registrant's Registration Statement on Form 10-SB, filed with the Commission on September 16, 1999 (Commission File No. 000-27349).

     4.2 Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form 10-SB, filed with the Commission on September 16, 1999 (Commission File No. 000-27349).

     4.3 ZiaSun Technologies, Inc., 1999 Stock Option Plan. (Incorporated herein by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-8, filed with the Commission on May 24, 2000 (Registration No. 333-37754).

     4.4 ZiaSun Technologies, Inc., Amended 1999 Stock Option Plan. (Filed herewith).

     5.1  Opinion  of Wenthur & Chachas  (Incorporated  herein by  reference  to
          Exhibit 5.1 to the Registrant's Registration Statement on Form S-8, filed with the Commission on May 24, 2000 (Registration No. 333-37754).

     5.2 Opinion of Wenthur & Chachas relating to Amended 1999 Stock Option Plan. (Filed herewith)

     23.1 Consent of Jones, Jensen & Company. (Incorporated herein by reference to Exhibit 23.1 to the Registrant's Registration Statement on Form S-8, filed with the Commission on May 24, 2000 (Registration No. 333-37754).

     23.2 Consent of Wenthur & Chachas (included in Exhibit 5.1).

     24.1 Power of Attorney (included on signature page). (Incorporated herein by reference to Exhibit 24.1 to the Registrant's Registration Statement on Form S-8, filed with the Commission on May 24, 2000 (Registration No. 333-37754).

                                   EXHIBIT 4.4
                                   -----------

                            ZIASUN TECHNOLOGIES, INC.
                             (A Nevada Corporation)

                         AMENDED 1999 STOCK OPTION PLAN
--------------------------------------------------------------------------------

     The following constitutes the provisions of the 1999 Stock Option Plan of ZiaSun Technologies, Inc.

                                   ARTICLE 1.
                                   ----------

                                    OVERVIEW

     1.1 Purpose. The purpose of the 1999 Stock Option Plan (the "Plan") is to attract, retain, and reward persons providing services to ZiaSun Technologies, Inc., a Nevada Corporation, and any successor corporation thereto (collectively referred to as the "Company"), and any present or future parent and/or subsidiary corporations of such corporation (all of which along with the Company being individually referred to as a "Participating Company" and collectively referred to as the "Participating Company Group"), and to motivate such persons to contribute to the growth and profits of the Participating Company Group in the future. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

     1.2   Administration.   The   following   provisions   shall   govern   the
administration of the Plan:

          (a) Administration By Board And/Or Committee. The Plan shall be administered by the Board of Directors of the Company (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed, and unless the powers of the committee have been specifically limited.

          (b) Committee Powers. The Committee shall effect the grant of options under the Plan by execution of instruments in writing in a form approved by the Committee. Subject to the express terms and conditions of the Plan, the Committee shall have full power to construe the Plan and the terms of any option granted under the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan or options and to make all other determinations necessary or advisable for the Plan's administration, including, without limitation, the power to:

               (i) determine which persons meet the requirements of Sections 2, 3, and 4 hereof for selection as participants in the Plan;

               (ii) determine to whom of the eligible persons, if any, options shall be granted under the Plan;

               (iii) establish the terms and conditions required or permitted to be included in every option agreement or any amendments thereto, including whether options to be granted hereunder shall be "Incentive Stock Options," as defined in section 422 of the Code, or nonqualified stock options not described in sections 422(b) or 423(a) of the Code;

               (iv) specify the number of shares to be covered by each option;

               (v) determine the fair market value of shares of the Company's common stock based on the recent fair market price of securities of the same class that are publicly traded.

               (vi) take appropriate action to amend any option hereunder, provided that no such action may be taken without the written consent of the affected optionee;

               (vii) cancel outstanding options and issue replacement options therefore with the consent of the affected optionee; and

               (viii)  make  all  other   determinations   deemed  necessary  or
               advisable for administering the Plan.

     The Committee's determination on the foregoing matters shall be conclusive.

          (c) Special Rule for Officers and Directors. The grant of options to employees who are officers or directors of the Company and to nonemployee directors of the Company may be made by and all discretion with respect to the material terms of the options may be exercised by either (i) the Board of Directors, or (ii) a duly appointed committee of the Board composed solely of two or more nonemployee directors having full authority to act in the matter. The term "nonemployee directors" shall have the meaning set forth in Rule 16b-3 as promulgated by the Securities and Exchange Commission ("SEC") under section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as that rule may be amended from time to time, and as interpreted by the SEC ("Rule 16b-3").

          (d) Options Authorized. Options may be either Incentive Stock Options as defined in Section 422 of the Code ("Incentive Stock Options") or nonqualified stock options.

     1.3  Eligibility.
          ------------

          (a) Eligible Persons. Options may be granted only to employees (including officers) and directors of the Participating Company Group, or to individuals who are rendering services as consultants to the Participating Company Group. The Board shall, in its sole discretion, determine which persons shall be granted Options (an "Optionee"). Notwithstanding any other provision of the Plan, no Eligible Person shall in any single calendar year be granted options to purchase more than an aggregate of three hundred thousand (300,000) shares of the Company's common stock under the Plan, as adjusted pursuant to Section 6.2.

          (b) Restrictions on Option Grants. A director of a Participating Company may only be granted a nonqualified stock option unless the director is also an employee of the Participating Company Group. An individual who is rendering services as a consultant, advisor, or other independent contractor may only be granted a nonqualified stock option.

     1.4 Shares Subject to Option. Options shall be for the purchase of shares of the authorized but unissued common stock or treasury shares of common stock $0.001 par value of the Company (the "Stock"), subject to adjustment as provided in Section 6.2 below. The maximum number of shares of Stock which may be issued under the Plan shall be Two Million Five Hundred Thousand (2,500,000) shares. In the event that any outstanding Option for any reason expires or is terminated or canceled and/or shares of Stock subject to repurchase are repurchased by the Company, the shares allocable to the unexercised portion of such Option, or such repurchased shares, may again be subject to an Option grant. Notwithstanding the foregoing, any such shares shall be made subject to a new Option only if the grant of such new Option and the issuance of such shares pursuant to such new Option would not cause the Plan or any Option granted under the Plan to contravene Rule 16b-3.

     1.5 Time for Granting Options. All Options shall be granted, if at all, within seven (7) years from the earlier of the date the Plan is adopted by the Board or the date the Plan approved by the stockholders of the Company.

     1.6 Terms, Conditions and Form of Options. Subject to the provisions of the Plan, the Board shall determine for each Option (which need not be identical) the number of shares of Stock for which the Option shall be granted, the exercise price of the Option, the timing and terms of exercisability and vesting of the Option, the time of expiration of the Option, the effect of the Optionee's termination of employment or service, whether the Option is to be treated as an Incentive Stock Option or as a nonqualified stock option, the method for satisfaction of any tax withholding obligation arising in connection with the Option, including by the withholding or delivery of shares of stock, and all other terms and conditions of the Option not inconsistent with the Plan. Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish, which agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

                                   ARTICLE 2.
                                   ----------

                             INCENTIVE STOCK OPTIONS
                             -----------------------

     2.1 Incentive Stock Option Terms and Conditions. Options granted to employees (but not to nonemployee directors) under the terms and conditions of this Section 2 are intended to be Incentive Stock Options under section 422 of the Code. Each Incentive Stock Option granted under the Plan shall be authorized by action of the Committee and shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions:

          (a) Exercise Price. The exercise price for each Option shall be established at the sole discretion of the Board; provided, however, that:

               (i) the exercise price per share for an Incentive Stock Option shall be not less than one hundred percent (100%) of the fair market value, as determined by the Board based on the recent market price of securities of the same class that are publicly traded;

               (ii) no Incentive Stock Option granted to an Optionee who at the time the Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code (a "Ten Percent Owner Optionee") shall have an exercise price per share less than one hundred ten percent (110%) of the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying with the provisions of Section 424(a) of the Code.

          (b) Exercise Period of Options. The Board shall have the power to set, including by amendment of an Option, the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable and the term of each Option; provided, however, that no Option shall be exercisable after the expiration of seven (7) years after the date such Option is granted. No Incentive Stock Option granted to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, as determined under the stock ownership rules specified in Subsection 2.1(c), shall be exercisable after the expiration of seven (7) years from the date on which that option is granted.

          (c) Determination of Stock Ownership. For purposes of determining in Subsections 2.1(a) and 2.1(b) whether an employee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, an employee shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries. Stock with respect to which the employee holds an option shall not be counted.

          (d) Right to Exercise. Each Incentive Stock Option shall become exercisable and vest according to the terms and conditions established by the Board and reflected in the written agreement evidencing the option. In no event shall the right to exercise each Incentive Stock Option fall below the rate of at least 20% per year over five (5) years from the date the option is granted, subject to the condition of continued employment during such time. Notwithstanding the preceding sentence, all outstanding Incentive Stock Options shall immediately become exercisable in full in the event that (i) the shareholders of the Company approve a dissolution or liquidation of the Company or a sale of all or substantially all of the Company's assets to another entity; (ii) a tender within the meaning of section 14 of the Securities Exchange Act of 1934, as amended, is made for five percent (5%) or more of the Company's outstanding capital stock by any person other than the Company or an affiliate; or (iii) the Company effects an underwritten public offering of its securities pursuant to a registration statement filed under the Securities Act of 1933. Each Incentive Stock Option shall be subject to termination before its date of expiration as provided in Subsection 2.1(e).

          (e) Termination of Employee Options. If an optionee who is an employee ceases to be an employee of the Company, his or her rights to exercise an Incentive Stock Option then held shall be only as follows:

               (i) Death. If an optionee dies while he or she is employed by the Company, the optionee's estate shall have the right for a period of six (6) months (or such longer period as the Committee may determine at the date of grant or during the term of the option) after the date of death to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate. An optionee's "estate" shall mean the optionee's legal representative or any person who acquires the right to exercise an option by reason of the optionee's death.

               (ii) Disability. If an optionee's employment with the Company ends because the optionee becomes disabled, the optionee or his or her qualified representative (in the event of the optionee's mental disability) shall have the right for a period of twelve
               (12) months after the date on which the optionee's employment ends to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.

               (iii) Resignation. If an optionee voluntarily resigns from the Company, the optionee shall have the right for a period of two
               (2) months after the date of resignation to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.

               (iv) Termination for Reasons other than Cause. If an optionee's employment is terminated by the Company for reasons other than "Cause," the optionee shall have the right for a period of two
               (2) months after the date of termination to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate. The termination of an optionee's employment by the Company will be for reasons other than Cause if the termination is NOT due to an act by the optionee that is described below under "Termination for Cause."

               (v) Termination for Cause. If an optionee's employment is terminated by the Company for "Cause," the optionee shall have the right for a period of one (1) month after the date of termination to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate. For the purpose of this clause, "Cause" shall mean that: the optionee is determined by the Committee to have committed an act of embezzlement, fraud, dishonesty, or breach of fiduciary duty to the Company, or to have deliberately disregarded the rules of the Company which resulted in loss, damage, or injury to the Company, or because the optionee has made any unauthorized disclosure of any of the secrets or confidential information of the Company, has induced any client or customer of the Company to break any contract with the Company, has induced any principal for whom the Company acts as agent to terminate the agency relationship, or has engaged in any conduct that constitutes unfair competition with the Company.

          (f) Notice of Sale. If an optionee sells or otherwise disposes of any Shares acquired upon exercise of an Incentive Stock Option, the optionee shall give the Company notice of the sale or disposition within five business (5) days thereafter.

          (g) Other Reasons. If an optionee's employment with the Company ends for any reason not mentioned above in this Subsection 2(e), all rights of the optionee in an Incentive Stock Option, to the extent that it has not been exercised, shall terminate 30 days after the date the optionee's employment ends.

          (h) Limit on Exercise of Incentive Stock Options. To the extent that the aggregate fair market value (determined as of the time the option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds One Hundred Thousand Dollars ($100,000), the options shall be treated as options that are not Incentive Stock Options.

                                   ARTICLE 3.
                                   ----------

                            NONQUALIFIED STOCK OPTION
                            -------------------------

     3.1 Nonqualified Stock Option Terms and Conditions. The options granted under the terms and conditions of this Section 3 are nonqualified stock options and are not intended to qualify as either a qualified stock option or an Incentive Stock Option as those terms are defined by applicable provisions of the Code. Each nonqualified stock option granted under the Plan shall be authorized by action of the Committee and shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions:

          (a) Exercise Price. The exercise price of each nonqualified stock option shall not be less than eighty five percent (85%) of the fair market value of a Share of the Company on the date the option is granted; provided, however, that the exercise price of a nonqualified stock option granted to an individual who owns stock possessing more than ten percent (10%) of the combined voting power of the Company, its parent, or subsidiaries shall not be less than one hundred ten percent (110%) of the fair market value of a Share of the Company on the date the option is granted. The fair market value of each nonqualifid stock option shall be determined by the Board based on the recent market price of the securities of the same class that are publicly traded.

          (b) Exercise Period of Options. The Board shall have the power to set, including by amendment of an Option, the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable and the term of each Option; provided, however, that no Option shall be exercisable after the expiration of seven (7) years after the date such Option is granted. No nonqualified stock option granted to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, as determined under the stock ownership rules specified in Subsection 3.1(c), shall be exercisable after the expiration of seven (7) years from the date on which that option is granted.

          (c) Determination of Stock Ownership. For purposes of determining in Subsections 3.1(a)and 3.1(b) whether an employee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, an employee shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries. Stock with respect to which the employee holds an option shall not be counted.

          (d) Right to Exercise. Each nonqualified stock option shall become exercisable and vest according to the terms and conditions established by the Committee and reflected in the written agreement evidencing the option. Each nonqualified stock option shall be subject to termination before its date of expiration as provided in Subsection 3.1(e). In no event shall the right to exercise each nonqualified stock option fall below the rate of at least 20% per year over five (5) years from the date the option is granted, subject to the condition of continued employment during such time.

          (e) Terminations of Options. If an optionee ceases to be an employee of the Company, his or her rights to exercise a nonqualified stock option then held shall be only as follows:

               (i) Death. If an optionee dies while he or she is employed by the Company, the optionee's estate shall have the right for a period of six (6) months (or such longer period as the Committee may determine at the date of grant or during the term of the option) after the date of death to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate. An optionee's "estate" shall mean the optionee's legal representative or any person who acquires the right to exercise an option by reason of the optionee's death.

               (ii) Disability. If an optionee's employment with the Company ends because the optionee becomes disabled, the optionee or his or her qualified representative (in the event of the optionee's mental disability) shall have the right for a period of twelve
               (12) months after the date on which the optionee's employment ends to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.

               (iii) Resignation. If an optionee voluntarily resigns from the Company, the optionee shall have the right for a period of two
               (2) months after the date of resignation to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.

                    (iv) Termination For Reasons Other Than Cause. If an optionee's employment is terminated by the Company for reasons other than "Cause," the optionee shall have the right for a period of two (2) months after the date of termination to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate. The termination of an optionee's employment by the Company will be for reasons other than Cause if the termination is NOT due to an act by the optionee that is described below under "Termination for Cause."

                    (v) Termination  For Cause.  If an optionee's  employment is terminated by the Company for "Cause," the optionee shall have the right for a period of one (1) month after the date of termination to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate. For the purpose of this clause, "Cause" shall mean that: the optionee is determined by the Committee to have committed an act of embezzlement, fraud, dishonesty, or breach of fiduciary duty to the Company, or to have deliberately disregarded the rules of the Company which resulted in loss, damage, or injury to the Company, or because the optionee has made any unauthorized disclosure of any of the secrets or confidential information of the Company, has induced any client or customer of the Company to break any contract with the Company, has induced any principal for whom the Company acts as agent to terminate the agency relationship, or has engaged in any conduct that constitutes unfair competition with the Company.

                                   ARTICLE 4.
                                   ----------

                          NON-EMPLOYEE DIRECTOR OPTIONS
                          -----------------------------

     4.1 Grants to Non-Employee Directors. All options granted to nonemployee directors shall be subject to the following terms and conditions:

          (a) Limits. The aggregate amount of Shares (as adjusted pursuant to Section 6.2) subject to options granted to all nonemployee directors as a group shall not exceed twenty percent (20%) of the Shares plus Shares underlying expired or terminated options that are added back to the number of Shares available under the Plan.

          (b) Nonqualified Options. All stock options granted to nonemployee directors pursuant to the Plan shall be nonqualified stock options.

          (c) Exercise Price. The exercise price of each option granted to a nonemployee director shall not be less than 85% of fair market value per Share; provided, however, that the exercise price of an option granted to a nonemployee director who owns stock possessing more than ten percent (10%) of the combined voting power of the Company, its parent, or subsidiaries shall not be less than one hundred ten percent (110%) of the fair market value of a Share of the Company on the date the option is granted. The fair market value of the Shares shall be determined by the Board based on the recent market price of securities of the same class that are publicly traded.

          (d) Duration of Options. Each option granted to a nonemployee director shall be for a term determined by the Board; provided, however, that the term of any option may not exceed seven (7) years.

          (e) Right to Exercise. Each option granted to a nonemployee director shall become exercisable and vest according to the terms and conditions established by the Board and reflected in the written agreement evidencing the option. In no event shall the right to exercise each non-employee director option Option fall below the rate of at least 20% per year over five (5) years from the date the option is granted, subject to the condition of continued employment during such time.Each option granted to a nonemployee director shall be subject to termination before its date of expiration as provided in Subsection 4.1(f).

          (f) Terminations of Non-employee Director Options. If a non-employee director ceases to be a director of the Company, his or her rights to exercise an option then held shall be only as follows:

               (i) Death. If a nonemployee director dies while he or she is serving on the Board of the Company, the director's estate shall have the right for a period of six (6) months (or such longer period as the Committee may determine at the date of grant or during the term of the option) after the date of death to exercise the option to the extent the director was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate. A director's "estate" shall mean the director's legal representative or any person who acquires the right to exercise an option by reason of the director's death.

               (ii) Disability. If a nonemployee director's Board membership ends because the director becomes disabled, the director or his or her qualified representative (in the event of the director's mental disability) shall have the right for a period of twelve
               (12) months after the date on which the director's Board membership ends to exercise the option to the extent the director was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.

               (iii) Resignation. If a nonemployee director voluntarily resigns from the Company's Board, the director shall have the right for a period of six (6) months after the date of resignation to exercise the option to the extent the director was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.

               (iv) Termination for Reasons other than Cause. If a nonemployee director's Board membership is terminated by the Company for reasons other than "Cause," the director shall have the right for a period of six (6) months after the date of termination to exercise the option to the extent the director was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate. The termination of a nonemployee director's Board membership will be for reasons other than Cause if the termination is NOT due to an act by the director that is described below under "Termination for Cause."

               (v) Termination For Cause. If a nonemployee director's Board membership is terminated by the Company for "Cause," the director shall have the right for a period of one (1) month after the date of termination to exercise the option to the extent the director was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate. For the purpose of this clause, "Cause" shall mean that: the director is determined by the Committee to have committed an act of embezzlement, fraud, dishonesty, or breach of fiduciary duty to the Company, or to have deliberately disregarded the rules of the Company which resulted in loss, damage, or injury to the Company, or because the director has made any unauthorized disclosure of any of the secrets or confidential information of the Company, has induced any client or customer of the Company to break any contract with the Company, has induced any principal for whom the Company acts as agent to terminate the agency relationship, or has engaged in any conduct that constitutes unfair competition with the Company.

               (vi) Other Reasons. If a nonemployee director's Board membership ends for any reason not mentioned above in this Subsection 4.1(f), all rights of the director in an option, to the extent that it has not been exercised, shall terminate on the date the director's Board membership ends.

                                   ARTICLE 5.
                                   ----------

                    STANDARD FORMS OF STOCK OPTION AGREEMENT
                    ----------------------------------------

     5.1 Incentive Stock Options. Unless otherwise provided for by the Board at the time an Option is granted, an Option designated as an Incentive Stock Option shall comply with and be subject to the terms and conditions of an Incentive Stock Option Agreement which shall be in such form as designated by the Board of Directors or Committee from time to time.

     5.2 Nonqualified Stock Options. Unless otherwise provided for by the Board at the time an Option is granted, an Option designated as a Nonqualified Stock Option shall comply with and be subject to the terms and conditions of a Nonqualified Stock Option Agreement which shall in in such form as designated by the Board of Directors or Committee from time to time.

     5.3 Standard Term For Options. Unless otherwise provided for by the Board in the grant of an Option, any Option granted hereunder shall be exercisable for a term of seven (7) years.

     5.4 Authority To Vary Terms. The Board shall have the authority from time to time to modify, extend, renew or vary the terms of any of the standard forms of Stock Option Agreement described in Article 6 below either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of such revised or amended standard form or forms of stock option agreement shall be in accordance with the terms of the Plan. Such authority shall include, but not by way of limitation, the authority to grant Options which are not immediately exercisable.

                                   ARTICLE 6.
                                   ----------

            ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO ALL OPTIONS
            ---------------------------------------------------------

     The following terms and conditions shall apply to all options granted pursuant to the plan:

     6.1 Payment of Exercise Price.
         --------------------------

          (a) Excersise of Options. Optionees may exercise options only by providing written notice to the Company at the address specified in the written agreement evidencing the option. The notice must be accompanied by full payment in cash for the Shares as to which the options are exercised.

          (b) Forms of Payment Authorized. Payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of the Company's stock owned by the Optionee having a fair market value, as determined by the Board (but without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company), not less than the exercise price, (iii) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System), (iv) by the withholding of shares being acquired upon exercise of the Option having a fair market value, as determined by the Board (but without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company), not less than the exercise price, or (v) by any combination thereof. The Board may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price and/or which otherwise restrict one (1) or more forms of consideration.

          (c) Tender of Company Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of the Company's stock to the extent such tender of stock, as determined by the Board, would constitute a violation of the provisions of any law, regulation and/or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of shares of the Company's stock unless such shares of the Company's stock either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company. An optionee may also exercise an option by the delivery and surrender of Shares which (i) have been owned by the optionee for at least six (6) months or for such other period as the Committee may require; and (ii) have an aggregate fair market value on the date of surrender equal to the exercise price. In addition, an option may be exercised by delivering to the Company (i) an exercise notice instructing the Company to deliver the certificates for the Shares purchased to a designated brokerage firm; and (ii) a copy of irrevocable instructions delivered to the brokerage firm to sell the Shares acquired upon exercise of the option and to deliver to the Company from the sale proceeds sufficient cash to pay the exercise price and applicable withholding taxes arising as a result of the exercise

          (d) Assignment of Proceeds of Sale. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve and/or terminate any program and/or procedures for the exercise of Options by means of an assignment of the proceeds of a sale of some or all of the shares of Stock to be acquired upon such exercise.

     6.2 Adjustment of and Changes In Capitalization.
         --------------------------------------------

          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding option, and the number of Shares which have been authorized for issuance under the Plan but as to which no options have yet been granted, as well as the price per Share covered by each outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board of Directors, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

          (b) Dissolution, Liquidation, Sale, or Merger. In the event of a proposed dissolution or liquidation of the Company, options outstanding under the Plan shall terminate immediately before the consummation of such proposed action. The Board will, in such circumstances, provide written notice to the optionees of the expected dates of termination of outstanding options and consummation of the proposed dissolution or liquidation.

               In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation in a transaction in which the Company is not the surviving corporation, outstanding options may be assumed or equivalent options may be substituted by the successor corporation (or a parent or subsidiary of the successor corporation), unless the successor corporation does not agree to assume the options or to substitute equivalent options. If outstanding options are not assumed or substituted by equivalent options, all outstanding options shall terminate immediately before the consummation of the sale or merger (subject to the actual consummation of the sale or merger) and the Company shall provide written notice to the optionees of the expected dates of termination of the options and consummation of the transaction. If the transaction is not consummated, unexercised options shall continue in accordance with their original terms.

          (c) Notice of Adjustments, Fractional Shares. To the extent the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive. No right to purchase fractional shares shall result from any adjustment in options pursuant to this Section 6.2. In case of any such adjustment, the shares subject to the option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Company to each holder of an option which was in fact so adjusted and the adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

               No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance, except as provided in this Section 6.2.

               Any issue by the Company of shares of stock of any class, or securities convertible into shares of any class, shall not affect the number or price of Shares subject to the option, and no adjustment by reason thereof shall be made. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     6.3 Transfer of Control. A "Transfer of Control" shall be deemed to have occurred in the event any of the following occurs with respect to the Company:

          (a) the acquisition of direct or indirect ownership of stock by any person, entity or group of persons or entities acting in concert possessing more than a majority of the beneficial interest in the voting stock of the Company;

          (b) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company where the stockholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such sale or exchange;

          (c) a merger or consolidation where the stockholders of the Company before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such merger or consolidation;

          (d) the sale, exchange, or transfer of all, or substantially all, of the assets of the Company other than a sale, exchange, or transfer to one (1) or more subsidiary of the Company; or

          (e) a liquidation or dissolution of the Company. For purposes of the foregoing, if a group of persons or entities begins to act in concert, and if such group meets the beneficial ownership requirements set forth in clause (a) above, then such acquisition shall be deemed to have occurred on the date the Company first becomes aware of such group or its actions.

          (f) a Stock Option Agreement may, in the discretion of the Board, provide for accelerated vesting in the event of a Transfer of Control. In the event of a Transfer of Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), shall either assume the Company's rights and obligations under outstanding stock option agreements or substitute options for the Acquiring Corporation's stock for such outstanding Options. In the event the Acquiring Corporation elects not to assume or substitute for such outstanding Options in connection with the Transfer of Control, any unexercisable and/or unvested shares subject to such outstanding stock option agreements shall be immediately exercisable and fully vested as of the date thirty (30) days prior to the proposed effective date of the Transfer of Control. The exercise and/or vesting of any Option that was permissible solely by reason of this Section 6.3 shall be conditioned upon the consummation of the Transfer of Control. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control.

     6.4 Options Non-Transferable. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. In addition, in order for Shares acquired upon exercise of Incentive Stock Options to receive the tax treatment afforded such Shares, the Shares may not be disposed of within two years from the date of the option grant nor within one year after the date of transfer of such Shares to the optionee.

     6.5 Termination or Amendment of Plan or Options. The Board, including any duly appointed committee of the Board, may terminate or amend the Plan or any Option at any time; provided, however, that without the approval of the Company's stockholders, there shall be (a) no increase in the total number of shares of Stock covered by the Plan (except by operation of the provisions of
Section 6.2 above), (b) no change in the class eligible to receive Incentive Stock Options, and (c) no expansion in the class eligible to receive nonqualified stock options. In addition to the foregoing, the approval of the Company's stockholders shall be sought for any amendment to the Plan for which the Board deems stockholder approval necessary in order to comply with Rule 16b-3. In any event, no amendment may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option.

     The Plan, unless sooner terminated, shall terminate on December 14, 2006, seven (7) years from the date the Plan was originally adopted by the Board. An option may not be granted under the Plan after the Plan is terminated.

     6.6 Information to Optionees. The Company shall provide to each Optionee during the period for which he or she has one or more outstanding options, copies of all annual reports and all other information which is provided to shareholders of the Company. The Company shall not be required to provide such information to key employees whose duties in connection with the Company assure their access to equivalent information.

     6.7 Privileges of Stock Ownership, Securities Law Compliance. No Optionee shall be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to the Optionee. The exercise of any option under the Plan shall be conditioned upon the registration of the Shares with the SEC and qualification of the options and underlying Shares under the California securities laws, unless in the opinion of counsel to the Company registration or qualification is not necessary. The Company shall diligently endeavor to comply with all applicable securities laws before any options are granted under the Plan and before any Shares are issued pursuant to the exercise of such options.

     6.8 Limitation of Rights.

          (a) No Right to an Option. Nothing in the Plan shall be construed to give any employee or any nonemployee director of the Company any right to be granted an option.

          (b) No Employment Rights. Neither the Plan nor the granting of an option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will employ or continue the Board membership of an optionee for any period of time, or in any position, or at any particular rate of compensation.

     6.9 Limitations on Number of Shares. At no time shall the total number of shares issuable upon exercise of all outstanding options and the total number of shares called for under the Plan exceed a number of shaes which is equal to 30% of the then outstanding shares of the Company.

                                   ARTICLE 7.
                                   ----------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     7.1 Effective Date of Plan. The Plan will become effective upon approval by the Company's shareholders within twelve (12) months of the date the Plan is adopted by the Company's Board of Directors. Options may be granted under the Plan at any time after the Plan becomes effective and before the termination of the Plan.

     7.2 Indemnification. To the extent permitted by applicable law in effect from time to time, no member of the Board or the Committee shall be liable for any action or omission of any other member of the Board or Committee nor for any act or omission on the member's own part, excepting only the member's own willful misconduct or gross negligence. The Company shall pay expenses incurred by, and satisfy a judgment or fine rendered or levied against, a present or former director or member of the Committee in any action against such person (whether or not the Company is joined as a party defendant) to impose liability or a penalty on such person for an act alleged to have been committed by such person while a director or member of the Committee arising with respect to the Plan or administration thereof or out of membership on the Committee or by the Company, or all or any combination of the preceding; provided the director or Committee member was acting in good faith, within what such director or Committee member reasonably believed to have been within the scope of his or her employment or authority and for a purpose which he or she reasonably believed to be in the best interests of the Company or its shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. This section does not apply to any action instituted or maintained in the right of the Company by a shareholder or holder of a voting trust certificate representing shares of the Company. The provisions of this section shall apply to the estate, executor, administrator, heirs, legatees or devisees of a director or Committee member, and the term "person" as used in this section shall include the estate, executor, administrator, heirs, legatees or devisees of such person.

     7.3 Withholding. The Company shall have the right to condition the issuance of Shares upon exercise of an option upon payment by the optionee of any applicable taxes required to be withheld under federal, state or local tax laws or regulations in connection with the exercise. To the extent permitted in an optionee's stock option agreement, an optionee may elect to pay such tax by (i) requesting the Company to withhold a sufficient number of Shares from the total number of Shares issuable upon exercise of the option or (ii) delivering a sufficient number of Shares which have been held by the optionee for at least six (6) months (or such other period as the Committee may require) to the Company. This election is subject to approval or disapproval by the Committee. The value of Shares withheld or delivered shall be the fair market value of the Shares on the date the exercise becomes taxable as determined by the Committee.

     7.4 Further Assurances. All parties to this Plan agree to perform any and all further acts and to execute and deliver any documents that may reasonably be necessary to carry out the provisions of this Plan.

     7.5 Attorneys' Fees. In any legal action or other proceeding brought by any party to enforce or interpret the terms of this Plan, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs.

     7.6 Governing Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the law of the State of California.

     7.7 Notices. Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the chief personnel officer or to the chief executive officer of the Company, and shall become effective when it is received by the office of the chief personnel officer or the chief executive officer.

     7.8 Entire Agreement. This Plan, together with those documents that are referenced in the Plan, are intended to be the final, complete, and exclusive statement of the terms of the agreement between Employee and the Company with regard to the subject matter of this Plan. This Agreement supersedes all other prior agreements, communications, and statements, whether written or oral, express or implied, pertaining to that subject matter. This Plan may not be contradicted by evidence of any prior or contemporaneous statements or agreements, oral or written, and may not be explained or supplemented by evidence of consistent additional terms. This Plan does not effect the terms and conditions of any options granted by the Company prior to the date of adoption of this Plan by the Board of Directors.

     7.9 Successors and Assigns. Optionee agrees that he will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Plan, except as expressly permitted by this Plan. Any such purported assignment, sale, transfer, delegation, or other disposition shall be null and void. Subject to the limitations set forth in this Plan, the Plan shall be binding on and inure to the benefit of the successors and assigns of the Company and any successors and permitted assigns of Employee, including any of his executors, administrators, or other legal representatives. It shall not benefit any person or entity other than those specifically enumerated in this Agreement.

     7.10 Severability. If any provision of this Plan, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, that provision shall be enforced to the greatest extent permitted by law, and the remainder of this Agreement and of that provision shall remain in full force and effect as applied to other persons, places, and circumstances.

     7.11 Interpretation. This Plan shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not in limitation, this Plan shall not be construed in favor of the party receiving a benefit nor against the party responsible for any particular language in this Plan. Captions are used for reference purposes only and should be ignored in the interpretation of the Plan. Unless the context requires otherwise, all references in this Plan to Paragraphs are to the paragraphs of this Plan.

     The undersigned hereby certify that the foregoing 1999 Amended Stock Option Plan was duly adopted and approved by the Board of Directors on June 5, 2000.


/S/ Allen D. Hardman                              /S/ Dennis McGrory
------------------------------------              ------------------------------
Allen D. Hardman                                  Dennis McGrory
President and CEO                                 Secretary

                                   EXHIBIT 5.2
                                   -----------

                               OPINION OF COUNSEL
                               ------------------

                        [LETTERHEAD OF WENTHUR & CHACHAS]

                                  June 7, 2000

ZiaSun Technologies, Inc.
Board of Directors
462 Stevens Avenue
Suite 106
Solana Beach, CA 92075

Re: Opinion concerning the legality of the securities to be issued pursuant to Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed by ZiaSun Technologies, Inc., a Nevada corporation, on May 24, 2000 (Registration No. 333-37754)

Dear Board of Directors:

     As counsel for ZiaSun Technologies, Inc., a Nevada corporation (the "Registrant" or the "Company"), and in connection with the issuance of up to 2,500,000 shares of the Company's common stock, $0.001 par value per share (the "Securities") pursuant to the ZiaSun Technologies, Inc., 1999 Stock Option Plan adopted by the Board of Directors of the Company on December 15, 1999, and the Amended 1999 Stock Option Plan adopted by the Board of Directors of the Company on June 5, 2000 (the "Plan"), I have been asked to render an opinion as to the legality of these Securities, which are covered by a Registration Statement filed by the Company on Form S-8 on May 24, 2000 (Registration No. 333-37554), and a Post-Effective Amendment No. 1 to said registration statement to be filed with the Securities and Exchange Commission (the "Commission"), and as to which this opinion is to be filed as an exhibit.

     As you are aware, no services to be performed and billed to you which are in any way related to a "capital raising" transaction may be paid by the issuance of Securities pursuant to the Plan.

     In connection with rendering my opinion, which is set forth below, I have reviewed and examined originals or copies of the following documents, to wit:

     1.   Articles of Incorporation and all restatements and amendments thereto;
     2.   By-laws and all restatements and amendments thereto;
     3.   Registration Statement on Form 10-SB, and all amendments thereto;

     4. Quarterly Reports on Form 10-QSB for the quarter ended September 30, 1999, as amended;

     5. The Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999; as amended;

     6. Quarterly Reports on Form 10-QSB for the quarter ended March 31, 2000, as amended;

     7.   A copy of the 1999 Stock  Option  Plan and Amended  1999 Stock  Option
          Plan;

     8. The Unanimous Consent of the Board of Directors adopting the Plan and Amended Plan, designating the name of the Plan and the name, address and telephone number of the Plan's Administrative Committee.

Opinion of Counsel
Page 2
--------------------------------------------------------------------------------

     I have also examined various other documents, books, records, instruments and certificates of public officials, directors, executive officers and agents of the Company, and have made such investigations as I have deemed reasonable, necessary or prudent under the circumstances. Also, in rendering this opinion, I have reviewed various statutes and judicial precedence as I have deemed relevant or necessary.

     Further, as counsel for the Company, I have discussed the items relied upon in rendering this opinion and the documents I have examined with one or more directors and executive officers of the Company, and in all instances, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity with the original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. I have further assumed that the recipients of these Securities under the Plan will have paid the consideration required under the terms of the Plan prior to the issuance of the Securities, and that none of the services performed by the recipients shall be related to "capital raising transactions."

     I have also provided the individual participants in the Plan with a copy of the documents enumerated in paragraphs 3 through 6, inclusive, above.

     Based upon the foregoing and in reliance thereon, it is my opinion that, subject to the limitations set forth in the Plan, the Securities to be issued pursuant to the Plan will, upon their issuance and delivery to the recipients thereof, after receipt of full payment therefore, be deemed duly and validly authorized, legally issued and fully paid and non-assessable. This opinion is expressly limited in scope to the Securities described herein and which are to be expressly covered by the above referenced Registration Statement and does not cover any subsequent issuances of any securities to be made in the future pursuant to any other plans, if any, pertaining to services performed in the future. Any such transactions are required to be included in a new Registration Statement or a post-effective amendment to the above referenced Registration Statement, which will be required to include a revised or a new opinion concerning the legality of the Securities to be issued.

     Further, this opinion is limited to the corporate laws of the State of Nevada and the securities laws, rules and regulations of the United States, and I express no opinion with respect to the laws of any other jurisdiction.

     This opinion is based upon my knowledge of the law and facts as of the date hereof, and I assume no duty to communicate with you with respect to any matter which may hereafter come to my attention.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any amendment thereto; however, this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent

                                   Sincerely,

                                   /S/ George G. Chachas
                                   ---------------------
                                   George G. Chachas
GGC:lp
encl.